                                                            EXHIBIT (4)(d)(6)


                               XEROX CORPORATION,
                                   As Issuer,

                          THE GUARANTORS NAMED HEREIN,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   As Trustee

                -------------------------------------------


                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of July 30, 2002

                 ------------------------------------------


                                 To

               The Indenture, Dated as of January 17, 2002,
                Between Xerox Corporation, as Issuer, and
        Wells Fargo Bank Minnesota, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated as of
      June 21, 2002, between the Issuer, the Guarantors named therein and the Trustee, relating to Xerox Corporation's
                    9 3/4% Senior Notes due 2009
                        (Denominated in Euro)

                          SECOND SUPPLEMENTAL INDENTURE

     THIS SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture") is made as of the 30th day of July, 2002, between Xerox Corporation, a New York corporation (the "Issuer"), the persons named as Guarantors on the signature pages hereto (collectively, the "Guarantors"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

    WHEREAS, the Issuer and the Trustee heretofore executed and delivered an Indenture, dated as of January 17, 2002, that was supplemented by the First Supplemental Indenture, dated as of June 21, 2002, among the Issuer, the Guarantors and the Trustee (as supplemented, the "Indenture"); and

    WHEREAS, pursuant to the Indenture, the Issuer issued and the Trustee authenticated and delivered EUR 225 million aggregate principal amount of the Issuer's 9 3/4% Senior Notes due 2009 (the "Senior Notes"); and

    WHEREAS, the Indenture contains the following two defects (together, the "Defects"): (i) the definition of "Domestic Insignificant Subsidiary" in Section 101 of the Indenture contains an incorrect cross-reference to Section 1013(b) of the Indenture and the correct cross-reference is to Section 1013(a)(2) of the Indenture, and (ii) the proviso in the definition of "Specified Subsidiary" in
Section 101 contains a defect in that it uses the term "corporation" instead of "Subsidiary"; and

    WHEREAS, the Issuer wishes to reform the Indenture to cure the Defects, without the consent of the Holders of the Senior Notes, pursuant to Section 901(5) of the Indenture; and

    WHEREAS, the Issuer is delivering contemporaneously herewith to the Trustee
(i) a copy of the resolutions of the Board of Directors of the Issuer and the Board of Directors/Managers of each of the Guarantors authorizing the execution, delivery and performance of this Second Supplemental Indenture, and (ii) an Opinion of Counsel in compliance with and to the effect set forth in Sections 103 and 903 of the Indenture; and

    WHEREAS, the Second Supplemental Indenture complies with and is authorized by the applicable provisions of the Indenture, including the conditions precedent set forth in the Indenture to be performed or complied with by the Issuer relating to the execution and delivery of this Second Supplemental Indenture.

    NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree as follows:

                              ARTICLE I
                             DEFINITIONS

    SECTION 1.01. General. For all purposes of the Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

    (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

    (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                                   ARTICLE II
                                  REFORMATIONS

    SECTION 2.01. The defective cross-reference to "Section 1013 (b)" in the definition of "Domestic Insignificant Subsidiary" in Section 101 of the Indenture is hereby cured and reformed to "Section 1013(a)(2)" so that such definition reads in its entirety as follows:

       "Domestic Insignificant Subsidiary" means any Domestic Wholly Owned Restricted Subsidiary that is not a Guarantor other than a Person that is described in Section 1013(a)(2) hereof."

    SECTION 2.02. The defective term "corporation" in the proviso of the definition of "Specified Subsidiary" in Section 101 of the Indenture is hereby cured and reformed to "Subsidiary" so that such definition reads in its entirety as follows:

       "Specified Subsidiary" means any Subsidiary of the Company from time to time having a Consolidated Net Worth Amount of at least $100.0 million; provided, however, that each of Xerox Financial Services, Inc., Xerox Credit Corporation and any other Subsidiary principally engaged in any business or businesses other than development, manufacture and/or marketing of (x) business equipment (including, without limitation, reprographic, computer (including software) and facsimile equipment), (y) merchandise or (z) services (other than financial services) shall be excluded as a "Specified Subsidiary" of the Company.

                             ARTICLE III
                            MISCELLANEOUS

    SECTION 3.01. Binding Effect. Upon the execution and delivery of this Second Supplemental Indenture by the Issuer, the Guarantors and the Trustee, the Indenture shall be reformed and supplemented in accordance herewith effective as of January 17, 2002 which is the date of the original Indentures, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

    SECTION 3.02. Indenture Remains in Full Force and Effect. Except as reformed and supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

    SECTION 3.03. Indenture and Supplemental Indenture Construed Together. This Second Supplemental Indenture is an indenture supplementalto and in implementation of the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

    SECTION 3.04. Confirmation and Preservation of Indenture. The Indenture as reformed and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

    SECTION 3.05. Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Second Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

    SECTION 3.06. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    SECTION 3.07. Headings. The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

    SECTION 3.08. Successors. All agreements of the Issuer and Guarantors in this Second Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

    SECTION 3.09. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

    SECTION 3.10. Counterpart Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and attested, as of the date first above written.

                              XEROX CORPORATION

                              By:  /s/ Gregory B. Tayler
                                   Name:    Gregory B. Tayler
                                   Titles:  Vice President & Treasurer

THE GUARANTORS:

                              VRN INC.

                              By:  /s/ Gregory B. Tayler
                                   Name:    Gregory B. Tayler
                                   Titles:  President & Treasurer

                              XEROX FINANCE, INC.

                              By:  /s/ Gregory B. Tayler
                                   Name:   Gregory B. Tayler
                                   Title:  President

                              XEROX FINANCIAL SERVICES, INC.

                              By:  /s/ Gregory B. Tayler
                                   Name:    Gregory B. Tayler
                                   Titles:  Chairman & President


                              XEROX CAPITAL MANAGEMENT LLC
                                 By: Xerox Corporation, as sole member

                              By:  /s/ Gregory B. Tayler
                                   Name:   Gregory B. Tayler
                                   Titles: Vice President & Treasurer

                              XEROX INVESTMENT MANAGEMENT LLC
                                 By: Xerox Capital Management LLC,
                                        as sole member
                                 By: Xerox Corporation, as sole member

                              By: /s/ Gregory B. Tayler
                                  Name:    Gregory B. Tayler
                                  Titles:  Vice President & Treasurer

                              XEROX EXPORT, LLC
                                By: Xerox Corporation, as sole member

                              By:  /s/ Gregory B. Tayler
                                   Name:   Gregory B. Tayler
                                   Titles: Vice President & Treasurer

                              AMTX, INC.

                              By:  /s/ Ursula M. Burns
                                   Name:   Ursula M. Burns
                                   Titles: Chairman & President

                              XDI, INC.

                              By:  /s/ Ursula M. Burns
                                   Name:   Ursula M. Burns
                                   Title:  Chairman

                              BRADLEY COMPANY

                              By:  /s/ Steven Barrett
                                   Name:  Steven Barrett
                                   Title: Treasurer

                              CARMEL VALLEY, INC.

                              By:  /s/ Thomas C. Little
                                   Name:   Thomas C. Little
                                   Titles: Chairman, President & Treasurer

                              INCONCERT, INC.

                              By:  /s/ Thomas C. Little
                                   Name:   Thomas C. Little
                                   Titles: President & Treasurer

                              LIVEWORKS, INC.

                              By:  /s/ Thomas C. Little
                                   Name:   Thomas C. Little
                                   Titles: President & Treasurer

                             UPPERCASE, INC.

                             By:  /s/ Thomas C. Little
                                  Name:   Thomas C. Little
                                  Titles: President & Treasurer

                             TERABANK SYSTEMS, INC.

                             By:  /s/ Thomas C. Little
                                  Name:   Thomas C. Little
                                  Title:  President

                             PIXELCRAFT, INC.

                             By:  /s/ Herve Gallaire
                                  Name:   Herve Gallaire
                                  Titles: Chairman, President & Treasurer

                             INTELLIGENT ELECTRONICS, INC.

                             By: /s/ James Joyce
                                  Name:   James Joyce
                                  Title:  Chairman & President

                             INTELLINET, LTD.

                               By: /s/ James Joyce
                                  Name:   James Joyce
                                  Title:  Chairman & President

                             RNTS, INC.

                               By: /s/ James Joyce
                                  Name:   James Joyce
                                  Title:  Chairman & President

                            XEROX CONNECT, INC.

                               By: /s/ James Joyce
                                  Name:   James Joyce
                                  Title:  Chairman & President

                            JEREMIAD CO.

                            By:  /s/ Timothy J. MacCarrick
                                 Name:  Timothy J. MacCarrick
                                 Title: President


                            SECURITIES INFORMATION CENTER, INC.

                            By:  /s/ Martin S. Wagner
                                 Name:  Martin S. Wagner
                                 Title: President

                             XTENDED MEMORY SYSTEMS

                            By:  /s/ Martin S. Wagner
                                 Name:  Martin S. Wagner
                                 Title: President

                            XEROX INTERNATIONAL REALTY
                                   CORPORATION

                            By:    /s/ David R. McLellan
                                   Name:  David R. McLellan
                                   Title: President

                            XEROX REALTY CORP. (CALIFORNIA)

                            By:  /s/ David R. McLellan
                                 Name:  David R. McLellan
                                 Title: President

                            LANSDOWNE RESIDENTIAL LLC
                                 By:  Xerox Realty Corporation,
                                         as sole member

                            By:  /s/ David R. McLellan
                                 Name:   David R. McLellan
                                 Titles: Chairman & President

                            XRC REALTY CORP. WEST

                            By:  /s/ David R. McLellan
                                 Name:  David R. McLellan
                                 Title: President

                            XEROX REALTY CORPORATION

                            By:  /s/ David R. McLellan
                                 Name:   David R. McLellan
                                 Titles: Chairman & President

                            LOW-COMPLEXITY MANUFACTURING
                               GROUP, INC.

                            By:  /s/ James J. Costello
                                 Name:  James J. Costello
                                 Title: Vice President

                            PALO ALTO RESEARCH CENTER
                            INCORPORATED

                            By:  /s/ James J. Costello
                                 Name:  James J. Costello
                                 Title: Vice President

                            PAGECAM, INC.

                            By: /s/ Herve Gallaire
                                 Name:    Herve Gallaire
                                 Titles:  Vice President & Treasurer

                            XEROX COLORGRAFX SYSTEMS, INC.

                            By:  /s/ James J. Costello
                                 Name:   James J. Costello
                                 Titles: Chairman, President & Treasurer

                            XEROX IMAGING SYSTEMS, INC.

                            By:  /s/ James J. Costello
                                 Name:   James J. Costello
                                 Titles: Chairman, President & Treasurer

                           PACIFIC SERVICES AND DEVELOPMENT
                                   CORPORATION

                            By: /s/ J. Terrance Daly
                                Name:   J. Terrance Daly
                                Titles: President & Treasurer

                           TALEGEN HOLDINGS, INC.

                           By:  /s/ George J. Rachmiel
                                Name:   George J. Rachmiel
                                Titles: Chairman, President & Treasurer

                           TALEGEN PROPERTIES, INC.

                           By:  /s/ George J. Rachmiel
                                Name:   George J. Rachmiel
                                Titles: Chairman, President & Treasurer

                           VIA XEROX RELOCATION COMPANY, INC.

                               By: /s/ D. E. Owens
                                Name:  David E. Owens
                                Title: President

                           XE HOLDINGS, INC.

                              By: /s/ John Duerden
                                Name:   John Duerden
                                Titles: Chairman, President & Treasurer

                           XEROX COLOR PRINTING, INC.

                             By: /s/ John W. Vester
                                Name:  John W. Vester
                                Title: Vice President

                            XEROX CREDIT CORPORATION

                             By: /s/ John F. Rivera
                                Name:   John F. Rivera
                                Titles: Vice President & Treasurer

                            XEROX INTERNATIONAL JOINT
                              MARKETING, INC.

                           By:  /s/ James A. Firestone
                                Name:  James A. Firestone
                                Title: President

                           XEROX LATINAMERICAN HOLDINGS, INC.

                            By: /s/ Enrique Cervetti
                                Name:    Enrique Cervetti
                                Titles:  President & Treasurer

                           XEROX REAL ESTATE SERVICES, INC.

                            By: /s/ David L. Pierson
                                Name:  David L. Pierson
                                Title: President

                           IGHI, INC.

                            By: /s/ Mark Sheivachman
                                Name:  Mark Sheivachman
                                Title: Treasurer

THE TRUSTEE:
                           WELLS FARGO BANK MINNESOTA,
                              NATIONAL ASSOCIATION

                            By: /s/ Jane Y. Schweiger
                                Name:  Jane Y. Schweiger
                                Title: Assistant Vice President